EXHIBIT 5

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                              O'MELVENY & MYERS LLP

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                                                                 OUR FILE NUMBER
December 22, 2004                                                 340,980-999


VIA EDGAR
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December 22, 2004

VIA EDGAR

Guess?, Inc.
1444 South Alameda Street
Los Angeles, California 90021

             RE:  REGISTRATION STATEMENT ON FORM S-8
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Ladies and Gentlemen:

     We have acted as special counsel to Guess?, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing by the Company with the Securities and Exchange Commission of a Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, with respect to an aggregate of 5,000,000 shares of Common Stock of the Company, par value $0.01 per share (the "Shares") to be issued pursuant to the Guess?, Inc. 2004 Equity Incentive Plan (the "Plan").

     We have examined originals or copies of those corporate and other records and documents we considered appropriate. We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with originals of all documents submitted to us as copies.

     On the basis of such examination, our reliance upon the assumptions in this opinion and our consideration of those questions of law we considered relevant, and subject to the limitations and qualifications in this opinion, we are of the opinion that the Shares have been duly authorized by all necessary corporate action on the part of the Company, and when issued in accordance with such authorization and in accordance with the terms of the Plan, and the countersigning of any certificates representing the Shares by a duly authorized signatory of the registrar for the Company's Common Stock, or the book-entry of the Shares by the transfer agent for the Company's Common Stock in the name of The Depository Trust Company, or its nominee, the Shares will be validly issued, fully paid and non-assessable.

     We consent to your filing of this opinion as an exhibit to the Registration Statement.

     This opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters. We assume no obligation to update or supplement this opinion to reflect any facts or circumstances that arise after the date of this opinion and come to our attention, or any future changes in law.


                                           Respectfully submitted,
                                           /s/ O'MELVENY & MYERS LLP